UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2006 (March 16, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)
________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On March 16, 2006, the Administrative Committee of the National Penn Bancshares, Inc. Capital Accumulation Plan, a defined contribution 401(k) plan, acting under delegated authority of the National Penn Board of Directors and its Compensation Committee, approved Amendment No. 12 to the Capital Accumulation Plan.

As previously reported, the Plan was amended by Amendment No. 11 to provide for a discretionary profit sharing contribution to be allocated among eligible employees as an equal percentage of pay. The principal purpose of Amendment No. 12 to the Plan is to revise the former allocation as an equal percentage of compensation for all employees to the following three-tier allocation:

•	First, an equal percentage, not to exceed 1%, of compensation through $100,000;

•	Second, an equal percentage, not to exceed 1%, of compensation over $100,000 to the dollar limit ($220,000); and

•	Third, an equal percentage of all compensation.

This change will only have an impact if the total discretionary contribution is not at least equal to 1% of total compensation. The amount of any contribution remains entirely discretionary under the Plan.

Amendment No. 12 to the Capital Accumulation Plan is filed in this Report as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 - Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Amendment No. 12 to the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By/s/ Glenn E. Moyer
Name: Glenn E. Moyer
Title: President

Dated: March 22, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 12 to the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997).